Exhibit 99.1

NEWS RELEASE

Ocean Power Technologies to Present at the Fall Investor Summit on September 16th-17th in New York City

Monroe Township, N.J., Sept. 5, 2019 (GLOBE NEWSWIRE) -- Ocean Power Technologies, Inc. (NASDAQ: OPTT) a leader in innovative ocean energy solutions, will be presenting at this year’s Fall Investor Summit, taking place Monday, September 16th and Tuesday, September 17th at the Essex House in New York City. George Kirby, President and Chief Executive Officer, and Matthew Shafer, Chief Financial Officer and Treasurer, are scheduled to present on Monday, September 16th at 3:30PM ET.

OPT’s presentation will be webcast live and available for replay in the Events section of the Company’s website at https://oceanpowertechnologies.gcs-web.com.

The Investor Summit (formerly MicroCap Conference) is an exclusive, independent conference dedicated to connecting smallcap and microcap companies with qualified investors, featuring 160 companies and more than 1,000 institutional and retail investors.

Those interested in attending and meeting with OPT management, can register to attend at https://fall-investor-summit.events.issuerdirect.com/signup, or contact Matthew Abenante at 212-564-4700 or ocean@plrinvest.com.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PB3 PowerBuoy® and the near-term availability of its hybrid PowerBuoy® and Subsea Battery Solution, along with its Innovation and Support Services provide clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate, and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Investor Relations Contact:

Matthew Abenante, IRC

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700

Ocean Power Technologies, Inc.